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                                                                  Exhibit 10.116

                                TINSLEY ROBOR plc

0771K/RJK

                       ---------------------------------
                          RULES OF THE SENIOR EXECUTIVE
                              INCENTIVE SCHEME 1994
                       ---------------------------------

                                     LAYTONS
                                    Carmelite
                             50 Victoria Embankment
                                   Blackfriars
                                     London
                                    EC4Y 0LS
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                                TINSLEY ROBOR plc

                          RULES OF THE SENIOR EXECUTIVE
                              INCENTIVE SCHEME 1994

1. PRELIMINARY

1.1 Definitions: In these Rules:

"Accounts"                 -  means the statutory consolidated accounts of the
                              Company and its subsidiaries and subsidiary undertakings for the relevant Financial Year approved by shareholders of the Company in general meeting;

"the Auditors"             -  means the auditors of the Company for the time
                              being;

"the Board"                -  means the Remuneration Committee of the Board of
                              Directors of the Company as from time to time constituted (or if at the relevant time there be no such Committee, then the Board of Directors of the Company or such other committee as it shall appoint for operation of the Scheme);

"Bonus Entitlement"        -  means the bonus entitlement which following the
                              end of a Financial Year a member of the Scheme is actually or contingently entitled to receive in respect of that Financial Year;

"Cash Element"             -  means such part of a Bonus Entitlement or of the
                              Pool (as the context requires) as is to be paid in cash pursuant to Rule 3.1;

"the Company"              -  means Tinsley Robor plc;

"Deferred Element"         -  means such part of a Bonus Entitlement or of the
                              Pool (as the context requires) which is to be applied pursuant to Rule 3.2;

"EBT"                      -  means an employee benefit trust established by the
                              Company;

"Financial Year"           -  means a financial year or other accounting
                              reference period of the Company;

"the Option Scheme"        -  means the Tinsley Robor Executive Share Option
                              Scheme 1988 as from time to time amended or such
                              other share option scheme (as from time to time
                              amended) as the Board may from time to time
                              consider appropriate for the purposes of the
                              Scheme;
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"Participant"              -  means a person who is to participate in the Scheme
                              in respect of the relevant Financial Year;

"PBT"                      -  means such sum as the Auditors certify to be the
                              result of taking the consolidated profit before taxation of the Company and its subsidiaries and subsidiary undertakings shown in the consolidated
                              Accounts and making the following adjustments:

                              (a)  writing back the amount of any Bonus
                                   Entitlement under the Scheme;

                              (b)  making any adjustments in respect of
                                   exceptional items that the Remuneration
                                   Committee directs;

                              (c) if the Financial Year is other than a period of twelve months, converting the figure to a twelve month equivalent upon the assumption that profits accrue evenly from day to day throughout the Financial Year;

"Pool"                     -  means the sum calculated for the relevant
                              Financial Year as determined pursuant to Rule 2.1 as the total amount out of which Bonus
                              Entitlements are to be paid;

"Relevant Remuneration"    -  means in respect of a member of the Scheme all
                              earnings from his office or employment with the Company but excluding therefrom benefits liable to income tax pursuant to Chapter II, Part V of the Income and Corporation Taxes Act 1988;

"Rules"                    -  shall mean these rules as from time to time
                              amended in accordance with their terms and a reference to a "Rule" shall be construed as a reference to the equivalent numbered paragraph of these Rules;

"the Scheme"               -  means the Scheme constituted by these Rules as
                              from time to time varied and in force;

"Shares"                   -  means ordinary shares in the capital of the
                              Company;

"Trustees"                 -  means the trustee or trustees for the time being
                              of the EBT

1.2 Clause headings shall be ignored in interpretation

1.3 Scheme Title: The Scheme shall be entitled "THE TINSLEY ROBOR SENIOR EXECUTIVE INCENTIVE SCHEME 1994"
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                                       (3)

2. ANNUAL ESTABLISHMENT OF PARTICIPATION AND ENTITLEMENT

2.1 Board Decisions: No later than the end of the first month of each Financial Year the Board shall decide and declare to Participants in respect of that Financial Year:

(a) the basis of calculation of the Pool, such calculation to make provision as the Board considers necessary in respect of (i) the costs to the Company of operating the Scheme (including secondary national insurance contributions payable by the Company in respect of any Bonus Entitlement), and (ii) the basis for adjustment in the event of any increase or variation of the share capital of the Company, or a takeover, merger or acquisition in respect thereof;

(b) any performance condition required to be satisfied before value accrues to the Pool;

(c)   the identity of the persons who are to be Participants;

(d) the respective parts of the Pool to which each Participant is to be prospectively entitled having regard, inter alia, to Rule 2.5;

(e) the proportion of the Pool which is to be payable in cash pursuant to Rule 3.1;

(f) the proportion of the Pool which is to be deferred and applied in accordance with Rule 3.2;

2.2 No Dividends: Notwithstanding any other provision of the Rules, the amount of the Pool and of any Bonus Entitlement shall be nil in respect of any Financial Year in respect of which no second interim or final dividend is recommended by directors for payment in respect of that Financial Year at the annual general meeting of the Company relating to it

2.3 Certification of Pool: Immediately following approval by directors of the Accounts the Board shall cause the Auditors to certify the amount of the Pool for that year and such Certificate shall be final subject only to the preceding Rule 2.2

2.4 No Precedent: The Board may decide the matters referred to in Rule 2.1 in its discretion (and in particular without reference to any prior year) and there shall be no implication that any of those matters or the amount of any benefit in respect of any Financial Year will be continued or improved upon in respect of any subsequent Financial Year and no Participant shall have any claim if the amount of the Pool or of his Bonus Entitlement in respect of any Financial Year is different from or less than that in any earlier year

2.5 Maximum Bonus Entitlement: The Bonus Entitlement which a member of the Scheme may receive in respect of any Financial Year shall not be greater than one half of that member's Relevant Remuneration for that Financial Year

3. PAYMENT OF BONUS ENTITLEMENT

3.1 Cash Element: The Company shall pay the Cash Element of each Bonus Entitlement to the Participant entitled to the same on the normal date for the payment of wages or salaries for the calendar month following certification of the Pool pursuant to Rule 2.3.
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                                      (4)


3.2 Deferred Element: Following certification of the Pool pursuant to Rule 2.3 and subject to the recommendation of a second interim or final dividend in respect of the period to which the approved Accounts relate, the Company shall request the Trustees, to the extent that the Trustees are placed in funds and within such period, consistant with the grant of options under the Option Scheme, in which share dealings are permitted by directors under The Stock Exchange Model Code for Securities Transactions by Directors of Limited
Companies:

(a) to purchase through the market or by private treaty existing Shares at an aggregate purchase cost (inclusive of expenses) equal to the Deferred Element of the Pool less such taxation and national insurance contributions as the Company or any subsidiary of the company would be required to deduct if that Deferred Element were paid to the Participants in proportion to their respective entitlements instead of being made available to the Trustees (and in the event of doubt upon the amount of such deductions the certificate of the Auditors upon the same shall be conclusive);

(b) to grant to the Participants under the Option Scheme, free from conditions relating to the financial performance of the Company and its subsidiaries, options over that proportion of the Shares purchased by the Trustees as is represented by the Deferred Element of his Bonus Entitlement in respect of the relevant Financial Year;

(c) subject to Rule 4.4, to pay to each Participant on the later of (i) three years from approval of the Accounts for the Financial Year in respect of which the relevant Deferred Element is paid, and (ii) the date upon which that Participant exercises his option to purchase the Shares to which that Deferred Element relates, a sum equal to that Deferred Element (and if such option is never exercised by the Participant before its lapse, no such payment will be made) and if the Trustees do not comply with such requests in respect of any Participant the Company shall pay to that Participant the Deferred Element of his Bonus Entitlement on the third anniversary of the date upon which the corresponding Cash Element of his Bonus Entitlement fell due for payment

3.3 Notional Dividend: The Company shall pay to each Participant from time to time by way of further bonus a sum equal to the gross amount of each dividend payable upon Shares over which he holds a subsisting option granted by the Trustees pursuant to Rule 3.2(b) and for this purpose:

(a) a dividend shall be payable if it is actually paid or if it would have been payable had the right to receive it not been waived by the holder of the relevant Shares;

(b) an option shall be subsisting if it has been granted and has neither been exercised nor lapsed under the Rules of the Option Scheme.
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                                      (5)


Provided always that no such bonus shall be paid unless the Trustees have waived all dividend rights in respect of the Shares over which the Participant holds a subsisting option

4. LAPSE OF ENTITLEMENT

4.1 Early Termination: If a Participant ceases to be employed by the Company and its subsidiaries for any reason during a Financial Year, the amount of his Bonus Entitlement in respect of that Financial Year shall be nil or such greater sum as the Board in its discretion may determine (not in any event being more than the amount of the Bonus Entitlement to which he would have been entitled had he continued to be so employed until the end of that Financial Year) and so much of that Bonus Entitlement as the Participant thereby ceases to be entitled to receive shall be forfeited to the Company and shall not revert to the Pool, nor shall any Participant be entitled to receive any part of it

4.2 Late Commencement: In determining the Participants and their entitlement pursuant to Rule 2.1 in respect of any Financial Year, the Board may reserve part of the Pool for that Financial Year to a notional participant and to the extent of any such notional participation thereby reserved or with the consent in writing of the Participants entitled to receive three quarters of the Pool, the Board may award an entitlement out of the Pool part way through a Financial Year and in that event the entitlement of the Participant so joining in respect of that Financial Year shall be that proportion of the Bonus Entitlement to which he would have been entitled had he been employed from the beginning of that Financial Year which the period of his employment during that Financial Year bears to the entire Financial Year

4.3 Cash Element: Termination of the employment of a Participant after the end of a Financial Year shall not affect his entitlement to receive the Cash Element of his Bonus Entitlement in respect of that Financial Year

4.4 Deferred Element: The entitlement of Participant in respect of the Deferred Element of his Bonus Entitlement shall cease absolutely if for any reason he ceases to be employed by the Company and its subsidiaries before the third anniversary of the date upon which payment was made of the corresponding Cash Element of his Bonus Entitlement. Provided always that a Participant's entitlement shall not so cease as aforesaid if he ceases to be employed by reason of an event in respect of which an option may be exercised pursuant to Rule 5.3(a), (b), (c) or (d) of the Option Scheme

5. ADMINISTRATION

5.1 Board Decisions: Any decision of the Board pursuant to Rule 2.1 or relating to the interpretation of the Scheme shall be conclusive

5.2 Auditors' Certificate: Any Certificate given by the Auditors shall be final and conclusive
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                                      (6)


5.3 Pension Contributions: Any Participant may irrevocably elect that any Cash Element of his Bonus Entitlement be waived in whole or in part. The Participant may request that the Board consider payment in like amount to that waived into a pension scheme approved by the Board for his benefit

5.4 Pensionability: Any bonus Entitlement shall not rank for calculation of entitlement to pension contributions by the Company nor for calculation of the amount of any benefits payable under any pension scheme

5.5 Variations: The Scheme may be varied from time to time by decision of the Board but no variation may affect the entitlement of any Participant in respect of any Financial Year which commenced before the date such variation was made save with his prior written consent

5.6 Compensation: Each Participant by participating in the Scheme irrevocably waives any right to payment of compensation or damages in relation to termination of his employment to the extent the same relates to any entitlement or prospective entitlement under the Scheme and agrees that any such entitlement shall be disregarded in computing any such compensation or damages

5.7 Previous Schemes: The Group Directors Performance Related Bonus Scheme 1988 and any other profit sharing or bonus scheme for directors of the Company or of any subsidiary shall cease to have effect upon 31st March 1994

5.8 No Partnership: Nothing in these Rules or participation in the Scheme shall constitute any Participant a partner in the business of the Company or any of its subsidiaries nor render him liable to contribute to any losses